UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Filed by Registrant	☑

Filed by Party other than Registrant	☐

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☑	Preliminary Information Statement

☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

MINDESTA INC.

(Name of Registrant as Specified In Its Charter)

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MINDESTA INC.

429 Kent Street unit 112

 Ottawa, Ontario, Canada K2P 2B4.

(613) 241-9959

INFORMATION STATEMENT

Pursuant To Section 14(c) of the Securities Exchange Act of 1934

NO VOTE OR ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

General Information

Dear Stockholders:

We are writing to advise you that Mindesta Inc., a Delaware corporation, (the “Company”, “we”, “our”, “us” or words of similar inport) of the following corporate actions:

1.

Change the Company’s name to CTT Pharmaceutical Holdings, Inc.

2.

Reflect a 1:10 reverse split of the Company’s issued and outstanding shares of common stock.

The foregoing actions were approved on May 18, 2015 by our Board of Directors. In addition, on May 19, 2015 (the “Record Date”) the holders of 174,781,837 of our outstanding voting securities approved the foregoing actions. The number of shares voting for the proposals were sufficient for approval.

Delaware corporate law provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

The proposed amendment to our Articles of Incorporation is attached hereto as Exhibits A. The Certificate of Amendment to our Articles of Incorporation will become effective when it is filed with the Delaware Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about to all Stockholders of record as of the Record Date on June 8, 2015 or as soon thereafter as possible.

Please feel free to call me should you have any questions on the enclosed Information Statement. We thank you for your continued interest in our company.

For the Board of Directors of Mindesta Inc.

May 28, 2015	By:	/s/ Pankaj Modi
Pankaj Modi, CEO/Director

FORWARD LOOKING STATEMENTS

This Information Statement contains forward-looking statements about the Company’s business containing the words “believes’, “anticipates”, “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

GENERAL

This Information Statement is being furnished to the stockholders of Mindesta Inc. as of May 19, 2015 (the “Record Date”) in connection with the written consent of the holders of a majority of our issued and outstanding voting securities.

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify our shareholders of certain corporate actions taken by the Voting Stockholders pursuant to the Written Consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Action as early as possible to accomplish the purposes herein described, the Board elected to seek the written consent of the Voting Stockholders.

Who is Entitled to Notice?

Each holder of outstanding shares of Common Stock of record on the Record Date will be entitled to notice of the actions to be taken pursuant to the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of stockholders of the Company holding a majority of our outstanding shares of Common Stock on the Record Date is required for approval of the Action. As of the Record Date, the Company had 213,493,022 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. Voting Stockholders’ holding 174,781,837 of the total outstanding shares of our Common Stock as of the Record Date have voted in favor of the Action. Because the Voting Stockholders, holding a majority of the voting rights of the Company as of the close of business on the Record Date, voted in favor of the Action, no other shareholder consents will be required or obtained in connection with this Information Statement.

Do I have dissenters rights?

Under the Delaware law, Company stockholders are not entitled to dissenters’ or appraisal rights with respect to the actions taken.

Effective Dates

The Actions will be effective when the Certificate of Amendment is filed with the Delaware Secretary of State. The Company will not make such filing until a date that is more than 20 calendar days after this Information Statement is first sent to our stockholders.

Expenses

The expenses associated with the mailing of this Information Statement will be borne by the Company, including expenses in connection with the preparation of this Information Statement and all documents that now accompany or may in the future supplement it. The Company contemplates that brokerage houses, custodians, nominees, and fiduciaries will forward this Information Statement to the beneficial owners of Common Stock held of record as of the Record Date by these persons and the Company will reimburse them for their reasonable expenses incurred in this process.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of May 19, 2015 on which date there were 213,493,022 shares outstanding of which 152,923,293 were owned by our officers and directors and each person known by us to beneficially own 5% or more of the outstanding shares of such class of stock, based on filings with the Securities and Exchange Commission and certain other information, each of our “named executive officers” and directors, and all of our executive officers and directors as a group.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by the persons named as owners.

	No of Shares of		Percent of
Name and Address	Common Stock	No. of Options	Class(1)(2)

Pankaj Modi	70,369,474	-0-	36.1%
519 Golf Links Road
Ancaster, Ontario L9G 4X9

Dean Hanisch	14,078,894	-0-	6.6%
326 River Road
Ottawa, Ontario KIV 1H2

Heshan Osman	20,970,103	-0-	10.7%
716 Vermillion Drive
Gloucester, Ontario K1B 1V9

Capital Financial	28,471,489	-0-	13.3%
Camay Rabay, principal;
SGBL Bank street,
Beyrouth, Lebanon

Greg Bowes	10,700,000	200,000	5.1%
913 Quarry Road,
Carleton Place,
Ontario, Canada K7C 301

Allen Greenspoon	3,333,333	5,000,000	3.9%
M1-414 Victoria Ave. N.
Hamilton, ON L8L 5G8

Lucie Letellier	5,000,000(1)	-0-	2.3%
88 Ramsay Road
Chelseam Quebec, J9B 2J1

All officers and Directors as a Group (4)	92,781,701	5,000,000	45.8%

(1)

Includes 3,000,000 shares that are issuable.

(2)

Based on 213,493,022 shares of common stock issued and outstanding as of May 19, 2015, the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

ACTIONS TO BE TAKEN

1.

Approve a name change to CTT Pharmaceutical Holdings, Inc.

2.

Approve a 1:10 Reverse Stock Split

Background:

The members of the Board of Directors and officers owning 92,781,701 of our issued and outstanding Common Stock and non officers and directors holding 82,000,136 (the “ Consenting Stockholders ” ) have executed a written consent approving the name change and reverse split. The Consenting Stockholders held of record on the Record Date 81.8% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the proposed corporate actions. Dissenting stockholders do not have any statutory appraisal rights as a result of the actions taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Delaware Revised Statutes generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

ITEM I.

NAME CHANGE

We will change our corporate name from Mindesta Inc. to CTT Pharmaceutical Holdings, Inc. On September 9, 2014 we acquired all of the issued and outstanding shares of common stock of CTT Pharmaceuticals, Inc. In conjuction therewith we appointed new officers and directors and our sole business acitivty are the operations of CTT Pharmaceuticals Pharma’).

CTT Pharmaceuticals specializes in drug delivery systems technology within the pharmaceutical industry. The Company’s focus is fast dissolving drug delivery systems. The Company’s technology platform includes the development of advanced oral delivery thin wafers.The Wafer comprises at least one physiologically acceptable film forming agent. The wafer is formed by mixing the film-forming agent with an aqueous solution to form a gel and exposing the gel to a plurality of heating and cooling cycles. The wafer formulation relates to a rapidly dissolving formulation suitable for oral administration.

We believe the name change to CTT Pharmaceutical Holdings, Inc. more accurately describes our current operations.

ITEM II.

THE REVERSE STOCK SPLIT

The Reverse Stock Split amendment permits the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of 1:10. We believe that the Reverse Stock Split will maximize the anticipated benefits for our stockholders. In determining the exchange ratio for the Reverse stock Split, our Board of Directors took into account such factors as:

•	the initial listing requirements of any market or exchange the Company may consider applying to be listed upon;

•	the historical trading price and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

The Board considered reducing the number of shares of authorized common stock in connection with the reverse stock split, but determined that the availability of additional shares may be beneficial to our Company in the future for possible issuances. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by the stockholders or the time delay involved in obtaining stockholder approval (except to the extent that approval is otherwise required by applicable law). Such purposes could include effecting future acquisitions of other businesses through the issuance of shares of our common stock or securities convertible into shares of our common stock and for issuance in financing transactions. We cannot be certain that the reverse stock split will have a long-term positive effect on the market price of our common stock in the future.

Background and Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is to increase the market price of our common stock and to make our common stock more attractive to a broader range of institutional and other investors. Reducing the number of outstanding shares of our common stock should, absent other factors, will increase the market price of our common stock. The Reverse Stock Split would also reduce certain of our costs and may facilitate trading or reduce costs, as discussed below. While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

Additionally, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Disadvantages of a Reverse Stock Split

Even though the board of directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

(a)

A reverse stock split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of our common stock in even multiples of 100.

(b)

Because a reverse stock split would result in an increased number of authorized but unissued shares of our common stock, it may be construed as having an anti-takeover effect. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of by causing such additional authorized shares to be issued to holders who might side with the board of directors in opposing a takeover bid that the Board of Directors determines is not in our best interests or those of our stockholders. The increase in the number of authorized but unissued shares of common stock may therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of unsolicited takeover attempts, the increase in the number of authorized but unissued shares of common stock may limit the ability of our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that otherwise may be available under a merger proposal. The increase in the number of authorized but unissued shares of common stock may have the effect of permitting our current members of management, including our current board members, to retain their position, and place them in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business.

(c)

The increased number of authorized but unissued shares of our common stock could be issued by the Board of Directors without further stockholder approval, which could result in dilution to the current holders of our common stock

Procedure for Implementing the Reverse Stock Split

When implemented, the reverse stock split will also have the following effects upon the number of shares of our common stock outstanding and the number of authorized and unissued shares of our common stock:

•	the number of authorized shares of common stock will not change;

•	the par value of the common stock will remain the same;

•	no scrip or fractional shares will be issued as a result of the reverse stock split and any fractional shares which may be issuable will be rounded up to the nearest whole share; and

•	the per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

The Reverse Stock Split will become effective upon the filing (the “Split Effective Time”) of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders.

Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares. If the Reverse stock Price would result in the issuance of a fractional share, the fractional share will be rounded up to the next whole number.

Upon the effective date of the Reverse Split, each 10 shares of the Company’s then existing issued and outstanding shares of common stock will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Fractional shares will be rounded up to the nearest whole share and there will be mandatory exchange of old shares into new shares. No action on the part of the shareholder will be required.

Based upon the 213,493,022 shares of common stock outstanding on the Record Date, the reverse split would decrease the outstanding shares of common stock to approximately 21,349,303 shares of common stock issued and outstanding (the exact number of shares outstanding after the reverse split will be determined following the effectiveness of the reverse split since fractional shares shall be rounded up to the nearest whole share).

Following the effectiveness of the reverse split, all of your shares will be represented by a smaller amount of shares. Every ten (10) shares of common stock presently outstanding, without any action on the part of the stockholder, will represent one (1) share of common stock.

Subject to the provisions for elimination of fractional shares, as described above, , consummation of the reverse split will not result in a change in the relative equity position or voting power of the holders of common stock.

Effect on Outstanding Shares

The rights and preferences of the outstanding shares of the common stock will remain the same once the Amendment is filed with the Delaware Secretary of State.

Following the name change and reverse stock split, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the reverse stock split and name change, but this in no way will effect the validity of your current share certificates. After the effective date of the reverse stock split, each share certificate representing Old Shares will be deemed to represent such number of New Shares in proportion to the ratio of the reverse stock split. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent.

You will not be required to tender your Old Shares for New Shares. You may however, deliver your Old Certificate to the Transfer Agent and a New Share certificate will be issued.

We will bear the costs of the issuance of the additional stock certificates.

Because our common stock is currently quoted on the OTCQB Markets, the reverse stock split will also require processing by the Financial Industry Regulatory Authority, Inc. (FINRA) pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 in order for this action to be recognized in the market for trading purposes. Our common stock will then be quoted on the OTCQB Markets at the post-split price on the effective date. We will also submit to FINRA a request for a symbol change.

Stockholders' Rights

Delaware statutes provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a shareholders meeting, and in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of those shareholders owning a majority of the Company's issued and outstanding shares of Common Stock. When an action is authorized by written consent, a shareholders meeting is not required.

No Dissenters' Rights

No dissenters’ rights under the Delaware Law are afforded to the Company’s shareholders in connection with the actions described in this Information Statement.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Information Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by us in furtherance of the forward stock split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

The reverse stock split should not result in any recognition of gain or loss. The holding period of the shares owned after the reverse stock split (the “ New Shares ”) will include the stockholder’s holding period for the corresponding shares of common stock (the “ Old Shares ”) owned prior to the reverse stock split. The adjusted basis of the New Shares (including the original shares) will be equal to the adjusted basis of a stockholder’s original shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest. Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Kenneth Stead at our corporate heqdquarters.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

You can also notify us by sending a written request to the Company at 429 Kent Street, Unit 112, Ottawa, Ontario Canada K2P 2B4, Attn: Dean Hanisch for additional information.

 SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINDESTA, INC.

Date: May 28, 2015	By:	/s/ PANKAJ MODI
Pankaj Modi, CEO

 EXHIBIT A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

MINDESTA, INC.

Mindesta, Inc.., a corporation organized and existing under and by virtue of the General Corporation Law (the “GCL”) of the State of Delaware (the “Corporation”), does hereby certify:

That at a Meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and pursuant to the written consent of the holders of a majority of the Company’s issued and outstanding shares of common stock, said consent being sufficient for approval. The resolution setting forth the amendments are as follows:

1.

The Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is CTT Pharmaceutical Holdings, Inc.

2.

The Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

“The amount of the total authorized capital stock of this Corporation is 310 million shares consisting of 300 million shares of common stock par value $0.0001 par value and 10 million shares of Preferred Shares, $0.0001 par value per share.

Effective as of _________ , 2015 each share of common stock of the Corporation issued and outstanding as of the record date set by the Corporation's board of directors will be subject to a 1:10 reverse stock split, with all fractional shares being rounded up to the nearest whole share.”

Further, the Board of Directors is expressly authorized to adopt, from time to time, without further shareholder action a resolution, or resolutions providing shares in each such series and to fix the designations and powers, preferences and relative, participating, optional and other qualifications, limitations and restrictions of such shares, of each such series.

3.

That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the state of Delaware.

4.

Except as otherwise expressly provided above, the foregoing amendments to the Corporation’s Certificate of Incorporation shall be effective on and as of the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Pankaj Modi, the Company’s chief executive officer, and authorized signatory this ____ day of _______, 2015.

BY:
PANKAJ MODI, CEO

A-1